UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Tidal Trust III

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

234 West Florida Street, Suite 700, Milwaukee, Wisconsin 53204

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
VistaShares HRVD Select ETF	NYSE Arca, Inc.
VistaShares Target 15 HRVD Distribution ETF	NYSE Arca, Inc.
VistaShares GATE Endowment Select ETF	NYSE Arca, Inc.
VistaShares Target 15 GATE Endowment Distribution ETF	NYSE Arca, Inc.
VistaShares Gulf Sovereign Select ETF	NYSE Arca, Inc.
VistaShares Target 15 Gulf Sovereign Distribution ETF	NYSE Arca, Inc.
VistaShares Nordic Wealth Select ETF	NYSE Arca, Inc.
VistaShares Target 15 Nordic Wealth Distribution ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

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If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

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Securities Act Registration file number to which this form relates: 333-221764

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 168 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-221764 and 811-23312), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001999371-26-001612) on January 26, 2026, which is incorporated herein by reference.

The Trust currently consists of 87 registered series. The series to which this filing relates and their IRS Employer Identification Numbers are as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
VistaShares HRVD Select ETF	41-2707739
VistaShares Target 15 HRVD Distribution ETF	41-2681586
VistaShares GATE Endowment Select ETF	41-2656233
VistaShares Target 15 GATE Endowment Distribution ETF	41-2681688
VistaShares Gulf Sovereign Select ETF	41-2707638
VistaShares Target 15 Gulf Sovereign Distribution ETF	41-2656059
VistaShares Nordic Wealth Select ETF	41-2656531
VistaShares Target 15 Nordic Wealth Distribution ETF	41-2681892

Item 2.     Exhibits

A.	Certificate of Trust of Impact Shares Fund Trust I adopted May 19, 2016, as filed with the state of Delaware on May 19, 2016, for Impact Shares Funds I Trust (the “Trust” or the “Registrant”) is incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on July 2, 2024.
B.	First Amended Certificate of Trust dated as of February 2, 2018, as filed with the state of Delaware on February 2, 2018, for Impact Shares Trust I (the “Trust” or the “Registrant”) is incorporated herein by reference to Exhibit (a)(i)(s) to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on July 2, 2024.
C.	Second Amended Certificate of Trust dated as of March 19, 2024, as filed with the state of Delaware on March 19, 2024, for Tidal Trust III (formerly Impact Shares Trust I) (the “Trust” or the “Registrant”) is incorporated herein by reference to Exhibit (a)(i)(b) to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on July 2, 2024.
D.	Third Amended and Restated Agreement and Declaration of Trust adopted as of August 23, 2024, is incorporated herein by reference to Exhibit (a)(ii) to the Registrant’s Registration Statement on Form N-1A, Post-Effective Amendment 59, as filed with the SEC on September 6, 2024.
E.

Amended and Restated By-Laws, dated as of December 11, 2025, are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A, Post-Effective Amendment 164, as filed with the SEC on January 16, 2026.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Tidal Trust III

January 27, 2026

By:	/s/ Eric W. Falkeis
Name:	Eric W. Falkeis
Title:	President